Exhibit 10-b

                             SECURITY AGREEMENT

        SECURITY AGREEMENT dated as of September 14, 2005, by and between CENTALE, INC., a New York corporation (the "Company") and DONNA A. WIER (the "Secured Party"). For value received, the Company hereby covenants for the benefit of the Secured Party as follows:

SECTION 1. Definitions. The following terms shall have the meanings as set forth in this Section except as otherwise indicated:

     (a) "Account(s)" means all of the Company's existing and future-created or future-acquired accounts, receivables, rights of any kind to receive payment for property sold or leased or for services rendered, contract rights, documents, bills, leases, rents, chattel paper, licenses, rights to refunds or indemnification, notes, acceptances and other forms of obligations, tax refunds, insurance proceeds and all proceeds of the above including the right of stoppage in transit and all books, records, computer programs, tapes, discs, software and guaranties with respect to any of the above.

     (b) "Equipment" means all of the Company's existing, future-created and future-acquired equipment, machinery, trade fixtures, fixtures, tools, appliances, office equipment, server equipment and peripherals, computer software, furniture, motor vehicles and all proceeds and products of the above as well as all related warranties, documents and insurance policies.

     (c) "Equipment Leases(s)" means all existing leases of any Equipment or other personal property presently or in the future entered into or acquired by the Company together with all renewal or purchase options.

     (d)     "Event of Default" means any event of default listed in Section 5.

     (e) "General Intangible(s)" means all of the Company's existing, future-acquired and future-created trade secrets, proprietary information, know-how, inventions, good-will, patents, applications for patents, renewals and continuation of patents, reissues, trademarks, service marks, customer lists, distribution records and distributor lists, sales materials and records, purchasing materials and records, personnel records, sales order files, copyrights, manufacturing processes, rights of payments from, or performance of, obligations by any third party, software and computer programs and source code data relating thereto (including all current and historical data bases) all intangible property of any kind, all "general intangibles" of any kind as defined in the New Jersey Uniform Commercial Code, and all rights, agreements, records and documents relating to any of the property described in this provision.

     (f) "Instrument" means all of the Company's existing, future-created and future-acquired "instruments" as that term is defined in the New York Uniform Commercial Code.

     (g) "Inventory" means all of the Company's existing, future-created and future-acquired goods of every nature, kind and description, wherever located including all livestock, raw materials, goods, work in process, finished goods, materials and supplies of any kind used, or to be used in the business of the Company, including all proceeds and products of the above.

     (h)   "Pledged Collateral" means the collateral as so defined in Section 2.

     (i) "Real Property" means all of the Company's interest (whether by fee or leasehold) in existing and future-acquired real estate and buildings, in leases thereon, and in leasehold improvements.

     (j) "Indebtedness" means (i) the Note; (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all costs and expenses incurred by Secured Party in connection with the protection or preservation of, or realization upon, the Collateral, including without limitation all reasonable attorneys' fees, and (iv) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii) and (iii) above.

     (k) "Note" means the 5% Secured Convertible Promissory Note dated September 14, 2005 executed by the Company and payable to the order of the Secured Party

SECTION 2.	Pledge.  As collateral security for the Indebtedness, the Com-
pany hereby grants to the Secured Party a security interest in, and does hereby assign to the Secured Party all right, title and interest of the Company in and to all of the following described property, whether now owned or hereafter acquired:

                (i) Accounts, Inventory, General Intangibles, Chattel Paper, Documents, Instruments, Equipment, Equipment Leases, and Fixtures;

                (ii)  Equipment Leases;

                (iii) Real Property and Real Property leases;

                (iv) proceeds and products of, and substitutions for, the foregoing;

                (v)   insurance policies and proceeds relating to the foregoing

(collectively the "Pledged Collateral").

                All property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Company and by such other instruments or documents as the Secured Party or his counsel may from time to time reasonably request.

                TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party and to his assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.	Obligations Secured.  This Security Agreement is made, and the security interest created hereby is granted to the Secured Party, to secure the Indebtedness.

SECTION 4.	Remedies upon Default.  If an Event of Default shall have
occurred and be continuing, the Secured Party may take any one or more of the following actions, no one of which shall be deemed the Secured Party's exclusive remedy:

     (a) Acceleration. declare any Indebtedness immediately due and payable, on notice to the Company.

     (b) Repossession. proceed with judicial process, or with the Company's consent, to take possession of all or any part of the Pledged Collateral and the Company agrees immediately upon receipt of notice from the Secured Party to do everything requested by such persons to assemble, assign, transfer or deliver all Pledged Collateral to the Secured Party and to provide the Secured Party immediate access to the Company's principal place of business and to every other place where any Pledged Collateral or any records of the Company may be stored or where the Company may conduct any business;

     (c) Sell Collateral. sell, assign, lease, transfer and deliver all, or any part, of any Pledged Collateral at a private sale or public auction for cash, upon credit or otherwise at such prices and upon such terms as the Secured Party may deem advisable and any requirement of reasonable notice to the Company shall be met if notice is mailed, postage prepaid, to the Company at the address set forth herein at least five (5) days prior to the sale or other disposition and Secured Party may be the purchaser at any public sale of any Pledged Collateral free of any right of redemption, which right the Company hereby waives, and the Company further waives any claim that any sale made in compliance with the notice provisions of this 4(c) as commercially unreasonable;

     (d) Collateral Proceeds. apply the proceeds of any sale, collection or other disposition of any Pledged Collateral first to all costs and expenses of sale or collection, including but not limited to any attorneys' fees and disbursements at trial or on any appeal and, then, to payment of any other Indebtedness in whatever order the Secured Party may, in his discretion, elect;

     (e) Direct Recourse. institute suit directly against the Company to collect any Obligations without first foreclosing on or liquidating any Pledged Collateral;

     (f) Deficiency. hold the Company liable for any deficiency that may remain after the sale of any Pledged Collateral;

     (g) Appointment of Receiver. without regard to: (i) the adequacy of the security for the obligations by virtue of this Security Agreement or (ii) the solvency of the Company, seek the appointment of a receiver or receivers to take possession of any or all of the Pledged Collateral, with the power to preserve, protect, and operate the Pledged Collateral preceding foreclosure or sale and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver or receivers may serve without bond if permitted by law;

     (h) Other Creditor Remedies. exercise any right or remedy available to a secured party under the Uniform Commercial Code or under any other applicable law of any jurisdiction.

     For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale pursuant to such agreement, and the Company shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default may have been remedied or the Obligations may have been paid or performed in full. Any sale pursuant to this Section 4 shall conform to commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of Florida.

SECTION 5. Events of Default. For purposes of this Security Agreement, an "Event of Default" shall exist hereunder upon the happening of any of the following events:

         (a) a failure by the Company to pay any principal or interest on the Notes when due;

         (b) all or any part of the Pledged Collateral shall be attached or levied upon or seized in any legal proceedings or held by virtue of any lien or distress;

         (c) the Company shall fail to pay promptly all taxes and assessments upon any of the Pledged Collateral; or

         (d) the Company shall fail to comply with any other provision of this Security Agreement.

         It is understood and agreed that the occurrence of an event set forth above shall constitute an Event of Default only if the Company fails to cure such default within ten (10) days after notice of such default (the "Default Notice") which may be given at any time after the occurrence of such default.

SECTION 6.	Return of Excess Proceeds of Sale and Cash.  Any amounts
remaining from proceeds of sale of Collateral after application of proceeds to Indebtedness under Section 4(d) shall be promptly remitted to the Company, its successors and assigns, or as otherwise provided by law. Application of any proceeds in accordance with the above provisions shall be deemed to have been made at such time as cash is received.

SECTION 7.	Further Assurances.  The Company agrees to join with Secured
Party in executing, and to file or record, such notices, financing statements or other documents as may be necessary to the perfection of the security interests of Secured Party hereunder, and as Secured Party or his counsel may reasonably request, such instruments to be in form and substance satisfactory to Secured Party and his counsel. The Company agrees to do such further acts and things and to execute and deliver to Secured Party such additional conveyances, assignments, agreements and instruments as Secured Party may at any time reasonably request in connection with the administration and enforcement of this Security Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto Secured Party the rights, powers and remedies hereunder.

SECTION 8.	Governing Law.  This Security Agreement has been executed and delivered in the State of Florida and shall in all respects be construed in accordance with and governed by the laws of such State.

SECTION 9.	Binding Agreement; Assignment.  This Security Agreement, and the
terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of Secured Party and his heirs, successors and assigns, and to the Company and its successors and assigns.

	IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day and year first above written.

CENTALE, INC.


By: /s/ Patrick T. Parker                /s/ Donna A. Wier
---------------------------              ----------------------
Patrick T. Parker, C.E.O.                DONNA A. WIER